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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 24, 2001

                            Trikon Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         California                    000-22501                   95-4054321
         ----------                    ---------             -------------------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
        of incorporation)                                    Identification No.)

Ringland Way, Newport, Gwent NP18 2TA, United Kingdom
-----------------------------------------------------                  ------
      (Address of principal executive office)                        (Zip Code)


       Registrant's telephone number, including area code: 44-1633-414-000


                  Former name or former address:  N/A


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Item 5.           Other Events

                  On May 24, 2001, Trikon Technologies, Inc., a California corporation (the "Company") sold, in a private placement, 925,930 shares of its common stock, no par value (the "Common Stock") and 92,593 warrants to purchase its Common Shares at $13.50 per share (the "Warrants") for gross proceeds of $10.0 million. The Warrants, if exercised in full, will provide the Company with additional gross proceeds of $1.25 million. The Company intends to use the proceeds from the sale of the Common Stock and Warrants for working capital and general corporate purposes.

                  The Common Stock and Warrants were sold to an existing institutional shareholder at a 10% discount to the average closing price of the Company's stock for the 15 days ended May 18, 2001 and represented approximately
7.2 % of the Common Stock of the Company outstanding immediately following this private placement.

Item 7.          Exhibits

10.1 Common Stock Subscription Agreement, dated May 23, 2001, between Trikon Technologies, Inc. and Spinner Global Technology Fund, Ltd.

10.2 Common Stock Purchase Warrant, dated May 23, 2001, granted by Trikon Technologies, Inc. to Spinner Global Technology Fund, Ltd.

99.1      Press Release issued by Trikon Technologies, Inc. on May 24, 2001



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   June 7, 2001                   TRIKON TECHNOLOGIES, INC.



                                        By: /s/ Nigel Wheeler
                                            -----------------------------------
                                            Nigel Wheeler.
                                            Chief Executive Officer, Chief
                                            Operating Officer, President and
                                            Director



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                                  Exhibit Index

10.1 Common Stock Subscription Agreement, dated May 23, 2001, between Trikon Technologies, Inc. and Spinner Global Technology Fund, Ltd.

10.2 Common Stock Purchase Warrant, dated May 23, 2001, granted by Trikon Technologies, Inc. to Spinner Global Technology Fund, Ltd.

99.1      Press Release issued by Trikon Technologies, Inc. on May 24, 2001






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